                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                           ARTICLES OF INCORPORATION

                                       OF

                            FRONTIER AIRLINES, INC.

         Pursuant to the provisions of the Colorado  Business  Corporation  Act,
Frontier  Airlines,  Inc. (the  "Corporation")  adopts the following Amended and
Restated  Articles of  Incorporation.  These  articles  correctly  set forth the provisions  of the Articles of  Incorporation,  as amended,  and  supersede  the original Articles of Incorporation and all amendments thereto.

1.       Name

         The name of the Corporation is Frontier Airlines, Inc.

2.       Capital; Shareholders

         a.       Authorized  Capital. The total  number of shares that the
                  Corporation will  have  authority to issue is one-hundred-one million (101,000,000), of which one-hundred million
                  (100,000,000)shares will be common stock, without par value and one million (1,000,000) shares will be preferred stock without par value.

         b.       Common  Stock. Each  holder of common  stock is  entitled
                  to one vote for each share of common stock held on all matters as to which holders of common stock are entitled to vote.
                  Except for and subject to those preferences, rights, and
                  privileges expressly granted to the holders of preferred
                  stock, and except as may be provided by the laws of the
                  State of Colorado, the holders of common stock have
                  exclusively all other rights of stockholders of the
                  Corporation, including, but not by way of limitation, (i) the right to receive dividends, when, as and if declared by the board of directors out of assets lawfully available therefore, and (ii), in the event of any distribution of assets upon the dissolution and liquidation of the  Corporation,  the right to
                  receive   ratably  and  equally  all  of  the  assets  of  the
                  Corporation  remaining  after the  payment  to the  holders of preferred  stock of the specific  amounts,  if any, which they
                  are  entitled  to  receive  as  may  be  provided   herein  or
                  pursuant hereto.

         c.       Preferred Stock. The board of directors of the Corporation is authorized to provide by resolution or resolutions  for the issuance of the shares of  preferred  stock as a class or in a series  and to  establish  from  time to time  the  number  of shares  to be  included  in each such  series,  and to fix the designation,  powers,  preferences,  and  rights of the shares of the class or of each such  series  and the  qualifications, limitations  and  restrictions  thereof.  The authority of the board of  directors  with  respect to the class or each series
                  includes,   but  is  not  limited  to,  determination  of  the
                  following:

                  i.       The  number of shares constituting any series and the
                           distinctive designation of that series;

                  ii.      The dividend rate on the shares of the class or of
                           any  series, whether dividends shall be cumulative
                           and, if so, from which date or dates, and the
                           relative rights of priority, if any, of payment of
                           dividends on shares of the class or of that series;

                  iii.     Whether the class or any series shall have voting
                           rights, in addition to the  voting rights provided
                           by law and, if so, the terms of such voting rights;

                  iv.      Whether the class or any series shall have conversion
                           privileges and, if so, the terms and conditions of
                           such conversion, including  provisions for adjustment
                           of the conversion  rate in such events as the board
                           of directors shall determine;

                  v.       Whether or not the shares of the class or of any
                           series  shall be redeemable and, if so, the terms and
                           conditions of such  redemption, including the date or
                           dates upon or after which they shall be redeemable
                           and the amount per share payable in case of
                           redemption, which amount may vary under different
                           conditions and at different redemption dates;

                  vi.      Whether the class or any series shall have a sinking
                           fund for the redemption or purchase of shares of the
                           class or that series and, if so, the terms and amount
                           of such sinking fund;

                  vii.     The rights of the shares of the class or of any
                           series in the event of voluntary or involuntary
                           dissolution or windingup of the Corporation and the
                           relative rights of priority, if any, of payment of
                           shares of the class or of that series; and

                  viii.    Any other powers, preferences, rights,
                           qualifications, limitations, and restrictions of the
                           class or of any series.

         d.       Quorum; Manner  of  Acting. At all meetings of share-
                  holders, a majority of the shares entitled to vote at such meeting represented in person or by proxy, shall constitute a quorum.  At any meeting at which a quorum is present the
                  affirmative vote of a majority of the shares represented at such meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of greater proportion or number is required by the laws of Colorado and except that in each case where the Colorado Corporation Code requires a two-thirds vote of all of the outstanding shares of the Corporation entitled to vote, and such required vote is hereby reduced, as permitted by such vote, to a majority of all of the outstanding shares of the Corporation entitled to vote on the subject matter thereof.

3.       Preemptive Rights

         No  shareholder  of  the  Corporation  shall  have  any  preemptive  or similar  right to acquire or subscribe for any  additional  unissued or treasury shares of stock,  or other  securities  of any  class,  or rights,  warrants  or options to purchase stock or scrip, or securities of any kind  convertible  into stock or carrying stock purchase warrants or privileges.

4.       Board of Directors

         a.       Initial  Board.  The initial board of directors of the
                  Corporation shall consist of three  persons and the names and addresses of such persons, who are to serve as directors until the first annual meeting of the shareholders or until  their successors are elected and shall qualify, are as follows:

                  M. C.  Lund               Hanger 9, Box B-5
                                            7375 South Peoria Street
                                            Englewood, Colorado  80112

                  Samuel D. Addoms          Hanger 9, Box B-5
                                            7375 South Peoria Street
                                            Englewood, Colorado  80112

                  Arthur T. Voss            Hanger 9, Box B-5
                                            7375 South Peoria Street
                                            Englewood, Colorado  80012

         b.       Number  of  Directors.  The number of directors of the
                  Corporation shall be fixed and may be altered from time to time as provided in the bylaws of the Corporation.

5.       Limitation on Liability

        To the fullest  extent  permitted by the Colorado  Corporation  Code, as the same  exists or may  hereafter  be amended,  a director  of the  Corporation shall  not  be  liable  to the  Corporation  or its  shareholders  for  monetary
damages  for  breach  of   fiduciary   duty  as  a   director.   Any  repeal  or
modification  of the Article by the  shareholders  of the  Corporation  shall be prospective  only and shall not  adversely  affect any right or  protection of a
director   of  the   Corporation   existing  at  the  time  of  such  repeal  or
modification.

6.       Offices

         a.     Registered  Agent. The address of the initial registered
                office of the Corporation is 1400 Glenarm Place, Denver,
                Colorado 80202. The name of its initial registered agent at such address is The Prentice-Hall Corporation.

         b.     Principal Office.  The address of the Corporation's
                initial principal office is 12015 East 46th Avenue, Denver,
                Colorado 80239.

7.       Incorporator

         The name and address of the incorporator is:

                  Nancy M. Garrett
                  1700 Lincoln Street, Suite 4100
                  Denver, Colorado  80203

                                                     FRONTIER AIRLINES, INC.

                                                     By:/s/Arthur T. Voss
                                Its:  Secretary